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MASTHOLM
ASSET MANAGEMENT, L.L.C.

                    CODE OF ETHICS AND PROFESSIONAL STANDARDS
                   AND GUIDELINES FOR AVOIDING PROHIBITED ACTS


                  All employees of Mastholm Asset Management Inc. ("MAM"), in conducting their personal securities transactions, owe a fiduciary duty to all MAM's clients, including the investment companies for which MAM serves as investment adviser. The term "Fund" is used herein to mean each registered investment company for which MAM serves as investment adviser or sub-investment adviser. The fundamental standard to be followed in personal securities transactions is that Employees may not take inappropriate advantage of their positions. All personal securities transactions by Employees must be conducted in such interest and the interests of each client, or any abuse of an Employee's position of trust and responsibility. Potential conflicts arising from personal investment activities could include buying or selling securities based on knowledge of a client's trading position or plans (sometimes referred to as front-running), and acceptance of personal favors that could influence trading judgements on behalf of a client. In addition to the foregoing, this Code of Ethics is intended to prevent Employees from engaging in any act, practice or course of business prohibited by Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). Rule 17j-1 prohibits directors, officers and advisory personnel of an investment adviser, in connection with the purchase or sale by any such person of a security held or to be acquired by an investment company, from engaging in manipulative practices or employing any scheme to defraud the investment company, from making any untrue statements to the investment company and from failing to disclose to the investment company material information.

                  While this Code of Ethics is designed to address identified conflicts and potential conflicts, it cannot possibly be written broadly enough to cover all potential situations. In this regard, Employees are expected to adhere not only to the letter, but also the spirit, of the policies contained herein. For example, the restrictions contained herein on the purchase or sale of a security would include the purchase or sale of an equivalent security, such as the writing of an option to purchase or sell a security.

                  Absent the approval of MAM's Compliance Officer and except for certain limited exceptions for managed accounts where the Employee has no discretion, self-directed IRA accounts and certain estate or trust accounts, all Employees must provide any brokerage account records to the Compliance Officer upon request.

                  The restrictions contained in this Code of Ethics apply to all securities in which an Employee has any direct or indirect "beneficial ownership" - and may encompass transactions in securities that are not effected in Employee Brokerage Accounts such as interests in limited partnerships or transactions effected for the account of another individual or entity if the Employee may share in the profit from the transaction. Accordingly, all securities transactions in which an Employee has or would acquire any

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                  direct or indirect beneficial ownership, whether effected
                  through an Employee Account or not, must be approved in advance as provided below in paragraph C of this section.

                  In furtherance of the above principles, this Code of Ethics contains certain restrictions on personal securities transactions by Employees of MAM, certain restrictions on other activities of Employees when an actual or potential conflict of interest between an Employee and a client may exist, and certain reporting requirements to enable MAM to ensure compliance with this Code of Ethics. Any questions regarding the application or scope of the restrictions and reporting requirements contained herein should be directed to MAM's Compliance Officer.

                  All of the restrictions and reporting requirements contained herein apply to each of MAM's Employees. Certain additional restrictions apply to "Portfolio Managers". For purposes of this Code of Ethics, Employees also includes all directors and officers of MAM, unless otherwise determined by the Compliance Officer. "Portfolio Manager" includes only directors, officers or employees of MAM having direct responsibility and authority to make investment decisions on behalf of a client. The Compliance Officer will notify each Employee deemed to be a Portfolio Manager for purposes of this Code of Ethics.


                  II.      Prohibitions; Exemptions

                           1.       PROHIBITED PURCHASES AND SALES

                  EMPLOYEES

                           A. No Employee may purchase or sell, directly or
                  indirectly, any security in which that Employee has, or by reason of the transaction would acquire, any direct or indirect beneficial ownership and which to the actual knowledge of that Employee at the time of such purchase or sale:

                           (i) is being actively considered for purchase or sale
                  for any client account; or

                           (ii) is in the process of being purchased or sold by
                  any client account.

                           B. No MAM employee may buy or sell for themselves any
                  equity securities in any company domiciled outside the United States without permission of the Compliance Officer or the Chief Investment Officer.

                           C. With the approval of the Compliance Officer or the
                  Chief Investment Officer, individuals may buy individual equity securities subject to a minimum holding period of 90 days.

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                           D. Employees may not purchase, directly or
                  indirectly, any security in an initial public offering.

                           2. EXEMPTIONS FROM CERTAIN PROHIBITIONS

                           A. The prohibited purchase and sale transactions
                  described in paragraph II.1. above do not apply to the following personal securities transactions:

         (1) purchases or sales effected in any account over which the Employee has no direct or indirect influence or control;

         (2) purchases or sales which are non-violitional on the part of either the Employee or the relevant client account;

         (3) purchases which are part of an automatic dividend reinvestment plan (other than pursuant to a cash purchase plan option);

         (4) purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent the rights were acquired from that issuer, and sales of the rights so acquired;

         (5) purchases or sales of (i) "long-term" debt securities (securities with a remaining maturity of more than 397 days) issued by the U.S. government or "short-term" debt securities (securities with a remaining maturity of 397 days or less) issued or guaranteed as to principal or interest by the U.S. government or by a person controlled or supervised by and acting as an instrumentality of the U.S. government, (ii) bankers' acceptances and bank certificates of deposit, (iii) commercial paper and (iv) shares of registered open-end investment companies (each of the foregoing being referred to herein as "Exempt Securities"); and

         (6) any other purchase or sale which the Compliance Officer approves on the grounds that the chance of conflict of interest is remote.

                           B. Any personal securities transaction approved
                  pursuant to paragraphs II.2.A(6) and II.2.C. shall be reported to the Compliance Officer within 15 days after the end of the month during which such approval occurred.

                           3. PROHIBITED RECOMMENDATIONS

                           All Employees are subject to the following
                  restrictions on making recommendations to each client account:

                           A. Subject to certain exceptions indicated below for
                  Exempt Securities (as defined in paragraph II.2.A.(5) above) no Employee may recommend the purchase or sale

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                  of any security to or for any client account without first having disclosed his or her interest, if any, in such security or the issuer thereof, to the Compliance Officer, including without limitation:

         (1) any direct or indirect beneficial ownership of any security (other than an Exempt Security) of such issuer, including any security received in a private securities transaction;

         (2) any contemplated purchase or sale by such person of such security (other than an Exempt Security);

         (3)      any position with such issuer or its affiliates; or

         (4) any present or proposed business relationship between such issuer or its affiliates and such person or any party in which such person has a significant interest.

                           B. In circumstances in which Employees are required
                  to disclose an interest in a security or an issuer acquired in a private securities transaction to the Compliance Officer, as described above, MAM's decision to purchase or sell a security (or to recommend the purchase or sale of a security) of the same issuer for any client account shall be subject to an independent review by a Portfolio Manager or Portfolio Managers with no personal interest in the issuer.

                           C. PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

                           1. All Employees must obtain approval from the
                  Compliance Officer prior to entering into personal securities transaction involving the purchase or sale of any security, including any security to be acquired in a private transaction, except for transactions included in paragraphs II.2.A.(1), A(2), A(3) or A(4).

                           2. In addition, all transactions in equity securities
                  must be approved by the person or persons designated from time to time by the Compliance Officer.

                           3. In connection with obtaining approval for any
                  personal securities transaction, Employees must describe to the Compliance Officer in detail any factors which might be relevant to a conflict of interest analysis, including the existence, to the Employee's knowledge, of any economic relationship between the transaction and securities held or to be acquired by any MAM client.

                           D. PROHIBITIONS ON GIFTS AND SERVICES

                           1. Employees may not accept gifts or other things for
                  more than $100 in value from any person or entity that is known by such Employee to be doing business with or on behalf of any client account or MAM without the approval of the Compliance Officer.
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                           2. Employees shall not serve on the boards of
                  directors of publicly held companies (other than Funds), absent prior approval from the Board of Directors of each relevant Fund, as determined by the Compliance Officer, and approval of MAM's Compliance Officer. Such approval should be based on a determination that board service would be consistent with the best interests of the shareholders of each such Fund.

                           E. REPORTING

                                    1. INITIAL REPORTING

                                    All Employees must report all personal
                  securities holdings upon commencement of employment with MAM.

                                    2. QUARTERLY REPORTING

                                    A. Subject to the provisions of paragraph B,
                  below, every Employee shall either report to MAM the information described in paragraph C, below, with respect to transactions in any security in which the Employee has, or by reason of the transaction acquires, any direct or indirect beneficial ownership in the security or, in the alternative, make the representation in paragraph D, below.

                                    B. An Employee is not required to make a
                  report with respect to any transaction effected for any account over which the Employee does not have any direct or indirect influence, provided, however, that if the Employee is relying upon the provisions of this paragraph B to avoid making such a report, the Employee shall, not later than 10 days after the end of each calendar quarter, identify any such account in writing and certify in writing that he or she had no direct or indirect influence over any such account.

                                    C. Every quarterly report pursuant to this
                  paragraph 2 shall be submitted to the Compliance Officer not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected and shall contain the following instructions:

                  (i) the date of the transaction, the title and the number of shares and the principal amount of each security involved;

                  (ii) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (iii) the price at which the transaction was effected;

                  (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and

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                  (v) a description of any factors potentially relevant to a conflict of interest analysis, including the existence, to the Employee's knowledge, of any economic relationship between the transaction and securities held or to be acquired by any client account.

                                    D. If no transactions were conducted by an
                  Employee during a calendar quarter that are subject to the reporting requirements described above, such Employee shall, not later than 10 days after the end of that calendar quarter, provide a written representation to that effect to the Compliance Officer.

                                    E. An Employee need not separately report to
                  MAM information regarding transactions conducted through securities accounts, provided that copies of the relevant confirmations and statements are furnished to MAM as required by paragraph V.4. below. This option may be revoked by the Compliance Officer for Employees who fail to make timely filings required under this Code of Ethics or who fail to provide required disclosures, confirmations or statements.

                                    3. ANNUAL REPORTING AND CERTIFICATION

                                                                        A. All
                  Employees must report all personal securities holdings to the Compliance Officer within 30 days after the end of each calendar year, together with a list of all accounts maintained at brokerage firms which are subject to the provisions of this Code of Ethics, including the names of the firms and the account numbers.

                                    B. All Employees are required to certify
                  annually that they have read and understand this Code of Ethics and recognize that they are subject to the provisions hereof and will comply with the policy and procedures stated herein. Further, all Employees are required to certify annually that they have complied with the requirements of this Code of Ethics and that they have reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of such policies. A copy of the certification form to be used in complying with this paragraph B is attached to this Code of Ethics as Appendix 2.

                                    4. BROKERAGE CONFIRMATIONS AND STATEMENTS

                                    All Employees must direct their brokers to
                  supply to the Compliance Officer, on a timely basis, duplicate copies of confirmations of any purchase or sale of a security.

                                    5. MISCELLANEOUS

                                    Any report under this Code of Ethics may
                  contain a statement that the report shall not be construed as an admission by the person making the report that the

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ASSET MANAGEMENT, L.L.C.

                  person has any direct or indirect beneficial ownership in the securities to which the report relates.

                           F. CONFIDENTIALITY

                           No Employee shall reveal to any other person (except
                  in the normal course of his or her duties on behalf o the MAM) any information regarding securities transactions by any client or consideration by any client or MAM of any such securities transaction.

                           All information obtained from any Employee pursuant
                  to this Code of Ethics shall be kept in strict confidence, except that reports of securities transactions hereunder will be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

                           G. SANCTIONS

                           Any trades made in violation of the provisions set
                  forth under paragraphs II.1.C. and E. must be unwound, or, if that is impractical, any profits realized on trades made in violation of these prohibitions must be disgorged to the appropriate client or clients (or, alternatively, to a charitable organization) under the direction of the Compliance Officer.

                           Upon discovering a violation of this Code of Ethics,
                  the Senior Managers of MAM may impose any sanctions it deems appropriate, including a letter of censure or the suspension or termination of the employment of the violator.